Exhibit 99.1.8

OMEGA GERAÇÃO S.A. Publicly-Listed Company CNPJ No. 09.149.503/0001-06 NIRE 31.300.093.10-7 | CVM Code No. 02342-6	OMEGA Energia S.A. Publicly-Listed Company CNPJ No. 42.500.384/0001-51 NIRE 35.300.571.85-1| CVM Code No. 2644-1

MATERIAL FACT

OMEGA GERAÇÃO S.A. (“Omega Geração” – Novo Mercado Ticker: OMGE3) AND OMEGA ENERGIA S.A. (“Omega Energia” – Novo Mercado Ticker: MEGA3 and, together with Omega Geração, the “Companies”), in compliance with the provisions of Article 157, paragraph 4 of Law No. 6.404, of December 15, 1976, as amended (“Brazilian Corporations Law”) and CVM Resolution No. 44, of August 23, 2021 (“Resolution 44”), of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários) (the “CVM”), in continuity with the material facts disclosed by Omega Geração on September 24, 2021, October 7, 2021 and October 28, 2021, hereby publicly informs its shareholders and the market in general, within the scope of the Merger of Shares of Omega Geração by Omega Energia (“Merger of Shares”), as approved at the Extraordinary Shareholders Meetings of the Companies held on October 28, 2021 (“ESM”), that on this date, the B3 S.A. – Brasil, Bolsa, Balcão (the “B3”) approved Omega Energia's application for listing and trading of its shares in the special segment called Novo Mercado, and that on December 1, 2021 Omega Energia's registration as a publicly-held company in the category "A" was approved by the CVM.

As a consequence of the approval of the requests submitted to CVM and B3, Omega Energia's capital increases informed in the "Private Instrument of Protocol and Justification for the Merger of Shares of Omega Geração SA.” ("Protocol and Justification"), as approved by the ESM, became effective through which are transferred to Omega Energia: a) the shares issued by Omega Geração held by its controlling shareholders; and b) all the shares of Omega Desenvolvimento S.A. ("Omega Desenvolvimento").

In the moment the Board of Directors of Omega Energia decides that of the Conditions to the Merger of Shares were met or waived, it shall define and set the date on which the Merger of Shares shall became in effect, fully and automatically, without the need to satisfy any additional formalities ("Closing Date"), with the transfer of Omega Geração’s shareholder base to Omega Energia, which shall observe the minimum period of four business days counted from the date the meeting is announced and shall be disclosed to the market.

For further clarifications, please contact the Investor Relations Offices of Omega Energia and Omega Geração.

Belo Horizonte, December 10, 2021.

Andrea Sztajn

Chief Financial and Investor Relations Officer

Livia Mariz Junqueira

Chief Executive, Financial and Investor Relations Officer

OMEGA GERAÇÃO S.A. Companhia Aberta CNPJ n.º 09.149.503/0001-06 NIRE 31.300.093.10-7 | Código CVM 02342-6	OMEGA Energia S.A. Companhia Aberta CNPJ n.º 42.500.384/0001-51 NIRE 35.300.571.85-1| Código CVM 2644-1

FATO RELEVANTE

OMEGA GERAÇÃO S.A. (“Omega Geração” – Novo Mercado: OMGE3) E OMEGA ENERGIA S.A (“Omega Energia” – Novo Mercado: MEGA3) - e, em conjunto com Omega Geração, “Companhias”),em observância ao disposto no artigo 157, parágrafo 4º da Lei n.º 6.404, de 15 de dezembro de 1976, conforme alterada (“Lei das S.A.”) e na Resolução CVM n.º 44, de 23 de agosto de 2021 (“Resolução 44”), da Comissão de Valores Mobiliários (“CVM”), em continuidade aos fatos relevantes divulgados pela Omega Geração em 24 de setembro de 2021, em 7 de outubro de 2021 e 28 de outubro de 2021, informa a seus acionistas e ao mercado em geral, no âmbito da operação de incorporação da totalidade das ações de emissão da Omega Geração pela Omega Energia (“Incorporação de Ações”), conforme aprovada nas Assembleias Gerais Extraordinária das Companhias realizadas em 28 de outubro de 2021 (“AGE”), que nesta data a B3 S.A. – Brasil, Bolsa, Balcão (“B3”) deferiu o pedido de listagem da Omega Energia e a admissão à negociação de suas ações no segmento especial denominado Novo Mercado e que em 1 de dezembro de 2021 foi deferido o registro de companhia aberta, na categoria “A” da Omega Energia pela CVM.

Como consequência do deferimento dos pedidos apresentados à CVM e à B3, se tornam eficazes os aumentos de capital da Omega Energia informados no “Instrumento Particular de Protocolo e Justificação de Incorporação de ações da Omega Geração S.A. pela Omega Energia S.A.” (“Protocolo e Justificação”) aprovado na AGE, por meio dos quais são transferidas para a Omega Energia: a) as ações de emissão da Omega Geração de titularidade de seus controladores; e b) a totalidade das ações da Omega Desenvolvimento S.A. (“Omega Desenvolvimento”).

No momento em que o Conselho de Administração da Omega Energia deliberar a implementação ou renúncia das Condições Suspensivas, deverá definir a fixar a data em que a Incorporação de Ações produzirá todos os efeitos, de forma plena, e automática, sem necessidade de formalidades adicionais (“Data de Fechamento”), com transferência da base acionária da Omega Geração para a Omega Energia, que deverá observar o prazo mínimo de quatro dias úteis contados da data de divulgação da reunião e será devidamente informada ao mercado.

Para esclarecimentos adicionais, favor entrar em contato com as Diretorias de Relações com Investidores da Omega Energia e da Omega Geração.

Belo Horizonte, 10 de dezembro de 2021.

Andrea Sztajn

Diretora Financeira e de Relações com Investidores

Livia Mariz Junqueira

Diretora Presidente, Financeira e de Relações com Investidores